UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 8, 2010
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices)        (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 8, 2010, the Board of Directors of Coca-Cola Bottling Co. Consolidated (the “Company”) appointed Alexander B. Cummings, Jr. to the Company’s Board of Directors. The appointment will become effective on March 9, 2010. Mr. Cummings will also serve on the Finance Committee of the Board of Directors.
     Mr. Cummings is Executive Vice President and Chief Administrative Officer of The Coca-Cola Company. He was nominated for appointment to our Board of Directors in accordance with the Amended and Restated Stock Rights and Restrictions Agreement, dated February 19, 2009 (the “Stock Rights Agreement”), between the Company and The Coca-Cola Company. Pursuant to the Stock Rights Agreement, The Coca-Cola Company has the right to designate one nominee for election to our Board of Directors. In the event that The Coca-Cola Company’s designee resigns from our Board of Directors, The Coca-Cola Company has the right to designate one nominee to fill the vacancy.
     Mr. Cummings will replace Carl Ware on our Board of Directors. Mr. Ware, who recently announced his retirement from the Board of Directors effective March 9, 2010, has been The Coca-Cola Company’s designee on our Board of Directors since 2000.
     Additional information about the Stock Rights Agreement and other transactions with The Coca-Cola Company is available beginning on page 37 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 25, 2009. A copy of the Stock Rights Agreement was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 19, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)

Date: February 8, 2010	BY:	/s/ Umesh M. Kasbekar

Umesh M. Kasbekar Senior Vice President, Planning and Administration